102 South Main Street

Greenville, SC 29601

864.421.1068

The South Financial Group Reports Second Quarter Results

Strategic Actions Result in Strong Capital Position and Net Interest Margin

Improvement During Difficult Credit Environment

•	Provision for credit losses of $63.8 million reflects $16.8 million of additional reserves
•	Net interest margin of 3.24%, up 17 basis points linked-quarter
•	Tangible equity ratio of 7.94%, up from 6.72% at March 31st
•	Capital ratios exceed all “well-capitalized” regulatory requirements

GREENVILLE, SC – July 22, 2008 – The South Financial Group, Inc. (NASDAQ: TSFG) today reported a second quarter 2008 net loss available to common shareholders of $16.8 million, or $(0.23) per diluted share, compared with second quarter 2007 net income of $17.9 million, or $0.24 per diluted share. Excluding non-operating items, TSFG reported a second quarter 2008 operating loss available to common shareholders of $16.1 million, or $(0.22) per diluted share, compared with operating earnings of $19.9 million, or $0.27 per diluted share, for second quarter 2007. Reconciliations of GAAP-reported results to operating results are provided in the attached financial highlights.

These results reflect the following items:

•	TSFG’s net interest margin improved, up 17 basis points to 3.24% for second quarter 2008.

•

Provisions for credit losses for both the first and second quarters of 2008 reflect the challenging credit environment and increased the allowance for credit losses. For second quarter 2008, the provision totaled $63.8 million (a decrease of $9.5 million from first quarter 2008) and exceeded net loan charge-offs by $16.8 million. Net loan charge-offs increased to 1.81% of average loans held for investment from 0.98% for first quarter.

•

Nonperforming assets totaled 2.30% of loans held for investment and foreclosed property at June 30, 2008, compared with 2.26% at March 31, 2008. Nonperforming loans decreased slightly to $220.2 million at June 30, 2008 from $223.8 million at March 31, 2008.

•

TSFG’s allowance for credit losses increased to 1.85% of outstanding loans at June 30, 2008 from 1.72% at March 31, 2008. The allowance coverage of nonperforming loans improved to 0.87 times at June 30, 2008 from 0.78 times at March 31, 2008.

•	Tangible equity ratio increased to 7.94% at June 30, 2008, as a result of the May 2008 issuance of convertible preferred stock with net proceeds of approximately $239 million.

“In response to continued credit deterioration throughout the banking industry and at TSFG, we strengthened our capital position and balance sheet,” said Mack I. Whittle, Jr., Chairman, President and Chief Executive Officer of The South Financial Group.  “We raised capital in May and reduced our common dividend to preserve existing capital. We also increased our allowance level to 1.85%. These actions should enable us to remain ‘well-capitalized’ for all regulatory capital ratios throughout 2008 and 2009, even with stressed credit conditions.”

Whittle continued, “We continue to proactively identify and manage problem loans. Our strategy is to attack these problem loans head on – as demonstrated by the pay-downs, additional collateral, and loan sales achieved by our dedicated Florida loan workout team. We had higher charge-offs this quarter, in part from the sale of $40 million in problem loans, but we also had a modest decline in our nonperforming loans.”

“We remain focused on executing our strategic objectives and are very pleased with the improvement in our net interest margin, which is up 17 basis points to 3.24%,” said Whittle. “This contributed to higher pre-tax, pre-provision operating income for second quarter versus first quarter, which more than offset an increase in operating noninterest expenses. But nonetheless, we’re concerned about the increase in noninterest expenses and are initiating a formal project for efficiency improvements. This project builds on the realignment of our corporate organizational structure, which we announced in June. With streamlined reporting relationships, we’re more focused on customer relationships and funding, two key elements of our long-term plan.”

Net Interest Income and Average Balance Sheet

Second quarter 2008 tax-equivalent net interest income increased $7.4 million to $101.5 million from $94.2 million in first quarter 2008. This increase related to net interest margin expansion and average earning asset growth.

The tax-equivalent net interest margin for second quarter 2008 increased to 3.24%, up 17 basis points from 3.07% for first quarter 2008, primarily from lower funding costs and the net proceeds from the preferred stock issuance. This improvement follows six quarters of a relatively stable margin ranging between 3.07% and 3.12%. TSFG’s blended mix of funding sources responds more slowly to a declining interest rate environment than its earning assets. Second quarter’s lower funding costs reflect the lagged benefit from the repricing of funding sources. Average funding costs declined 71 basis points, which outpaced a 56 basis point decline in average earning assets. Within funding costs, wholesale funding costs declined 94 basis points, while customer funding costs declined 64 basis points.

Second quarter 2008 average earning assets increased $258.1 million, or 2.1% linked-quarter, to $12.6 billion. Second quarter 2008 average loans increased $223.1 million, or 2.2% linked-quarter, from first quarter 2008, primarily driven by commercial loan growth. In May, TSFG ceased production of indirect loans in Florida and plans to let the existing portfolio run off over time. At June 30, 2008, this portfolio totaled $483.9 million with a remaining life of approximately 3 years.

Second quarter 2008 average customer funding, defined as total deposits less brokered deposits plus customer sweep accounts, decreased $199.9 million, or 2.4% linked-quarter, primarily related to seasonal changes in public funds and lower commercial customer balances. Second quarter 2008 average wholesale borrowings, including brokered deposits and excluding customer sweep accounts, increased $302.1 million.

Noninterest Income

Operating noninterest income (which excludes the non-operating items mentioned below) totaled $30.3 million, up $1.7 million from $28.6 million for first quarter 2008 and up $394,000 from $29.9 million for second quarter 2007. Linked-quarter, second quarter 2008 noninterest income increased largely from customer fee income and mortgage banking income.

Total noninterest income, including non-operating items, was $32.2 million for second quarter 2008, compared with $30.9 million for first quarter 2008 and $27.7 million for second quarter 2007. Non-operating noninterest income for second quarter 2008 included a $1.9 million net gain on securities from the disposition of non-strategic investments. This compares with a $1.9 million gain from the Visa IPO shares redeemed and a $396,000 net gain on other security transactions for first quarter 2008, and a $2.2 million loss on securities for second quarter 2007.

Noninterest Expenses

Operating noninterest expenses (which exclude the non-operating items mentioned below) totaled $84.7 million for second quarter 2008, a $4.6 million increase from $80.1 million for first quarter 2008, and a $5.3 million increase from $79.4 million for second quarter 2007. The linked-quarter increase included $1.2 million for loan collection and monitoring, $1.1 million for personnel expense, $297,000 for higher FDIC insurance premiums, and $260,000 for advertising and business development.

Total noninterest expenses, including non-operating items, were $87.6 million for second quarter 2008, compared with $268.2 million for first quarter 2008 and $80.2 million for second quarter 2007. Second quarter 2008 non-operating noninterest expenses included $2.3 million for employment contract buyouts and severance, $731,000 in branch acquisition and conversion costs associated with the June 2008 acquisition of five retail branches in Orlando, and an $83,000 gain on early extinguishment of debt. This compares with a $188.4 million goodwill impairment charge, an $863,000 expense reduction for the reversal of an accrual for the settlement of Visa-related litigation, and a $547,000 loss on early extinguishment of debt for first quarter 2008. For second quarter 2007, noninterest expenses included $546,000 for employment contract buyouts and severance and a $231,000 loss on early extinguishment of debt.

Credit Quality

At June 30, 2008, nonperforming loans totaled $220.2 million, down slightly from $223.8 million at March 31, 2008. At June 30, 2008, nonperforming assets increased to $241.9 million, or 2.30% of loans held for investment and foreclosed property, from $232.0 million, or 2.26%, at March 31, 2008. Nearly 60% of the nonaccrual loans at June 30, 2008 related to residential construction loans, with over 70% of these loans located in Florida.

The provision for credit losses for second quarter 2008 totaled $63.8 million, compared with $73.3 million for first quarter 2008. For second quarter 2008, the provision for credit losses exceeded net loan charge-offs by $16.8 million. This increased the allowance for credit losses to $193.8 million, or 1.85% of loans held for investment, at June 30, 2008, compared with $177.0 million, or 1.72%, at March 31, 2008. The allowance coverage of nonperforming loans totaled 0.87 times at June 30, 2008, compared with 0.78 times at March 31, 2008.

Net loan charge-offs in second quarter 2008 totaled $47.0 million, or 1.81% of average loans held for investment. This compares to 0.98% for first quarter 2008. Approximately 76% of the second quarter 2008 net loan charge-offs related to loans in Florida.

The sale of approximately $40 million of problem loans increased the provision for credit loss, but moderated nonperforming loan levels. The loans sold were primarily residential construction-related loans in Florida and included three of TSFG’s seven largest nonperforming loans, including its largest nonperforming loan.

Capital

Tangible shareholders’ equity at June 30, 2008 totaled $1.1 billion, or $9.63 per common share assuming conversion of the preferred stock, compared with $890.2 million, or $12.26 per share, at March 31, 2008.

On May 8, 2008, TSFG issued 250,000 shares of mandatory convertible non-cumulative preferred stock and received approximately $239 million in net proceeds. TSFG shareholders approved the conversion terms and voting rights at a Special Meeting of Shareholders held on July 18, 2008. The preferred securities pay dividends at an annual rate of 10%, have a conversion price of $6.50 per common share, and are convertible into approximately 38.5 million common shares of TSFG. During the quarter, TSFG declared the first quarterly dividend on the preferred shares, which totaled $5.8 million and is payable on August 1, 2008.

TSFG’s tangible equity to tangible assets ratio at June 30, 2008 was 7.94%, up from 6.72% at March 31, 2008 and 6.22% at June 30, 2007. The increase in tangible equity resulted primarily from the issuance of the preferred stock. TSFG and its banking subsidiary remain “well-capitalized” for all regulatory capital ratios.

Through these initiatives, TSFG continues to manage its overall capital ratio well in excess of its internal targeted range for the tangible equity to tangible assets ratio of 6% to 6.5%. During the remainder of 2008, TSFG expects to manage balance sheet growth through limited loan growth while continuing to remix the overall loan portfolio.

Conference Call / Webcast Information

The South Financial Group will host a conference call on Wednesday, July 23rd at 10:00 a.m. (ET) to discuss second quarter 2008 financial results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. For supplemental financial information and financial review presentation slides, please refer to the Form 8-K filed by TSFG with the Securities and Exchange Commission on July 22nd or visit the Investor Relations section of its website under the Quarterly Earnings button. To participate in the conference call or webcast, please follow the instructions listed below.

Conference Call: Please call 1-888-405-5393 or 1-517-645-6236 using the access code “The South.” A 7-day rebroadcast of the call will be available via 1-800-879-6754 or 1-402-220-5334.

Webcast: To gain access to the webcast, which will be “listen-only,” please go to www.thesouthgroup.com under the Investor Relations tab and click on the link “Webcast/The South Financial Group 2nd Quarter Earnings Conference Call.” For those unable to participate during the live webcast, it will be archived on The South Financial Group website until August 6, 2008.

General Information

The South Financial Group is the largest publicly-traded bank holding company headquartered in South Carolina and ranks among the top 50 U.S. commercial bank holding companies in total assets. At June 30, 3008, it had approximately $14.0 billion in total assets and 180 branch offices in Florida, North Carolina, and South Carolina. TSFG operates Carolina First Bank, which conducts banking operations in North Carolina and South Carolina (as Carolina First Bank), in Florida (as Mercantile Bank), and on the Internet (as Bank CaroLine). At June 30, 2008, approximately 45% of TSFG’s total customer deposits were in South Carolina, 40% were in Florida, and 15% were in North Carolina. Investor information is available at www.thesouthgroup.com.

Explanation of TSFG’s Use of Certain Unaudited Non-GAAP Financial Measures and Forward-Looking Statements

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The attached financial highlights provide reconciliations between GAAP net income and operating earnings (which exclude gains or losses on certain items deemed not to reflect core operations). In addition, TSFG provides data eliminating intangibles and related amortization in order to present data on a “tangible” or “cash operating” basis. TSFG uses these non-GAAP measures in its analysis of TSFG’s performance and believes presentations of “operating” financial measures provide useful supplemental information, a clearer understanding of TSFG’s performance, and better reflect TSFG’s core operating activities. Management utilizes non-GAAP measures in the calculation of certain of TSFG’s ratios, in particular, to analyze on a consistent basis over time the performance of what it considers to be its core operations. TSFG believes the non-GAAP measures enhance investors’ understanding of TSFG’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP and operating measures. These disclosures should not be considered an alternative to GAAP.

This news release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management in the related conference call) include, but are not limited to, descriptions of management's plans, objectives or goals for future operations, and predictions, forecasts or other statements about future operations. They also include such items as return goals, loan growth, customer funding growth, expense control, income tax rate, expected financial results for acquisitions, noninterest income, adequacy of capital and future capital levels, factors that will affect credit quality and the net interest margin, effectiveness of its hedging strategies, risks and effects of changes in interest rates, effects of future economic conditions, and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors – many of which are beyond TSFG’s control -- that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG’s actual results, please refer to TSFG’s filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT:

James R. Gordon, Senior EVP & Chief Financial Officer (864) 552-9050

Mary M. Gentry, EVP – Investor Relations (864) 421-1068

PAGE 1, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 6/30/08 vs.

	6/30/08	3/31/08	6/30/07	3/31/08	3/31/08 Annualized	6/30/07

EARNINGS SUMMARY
Net interest income (tax-equivalent)	$101,540	$94,156	$98,076	7.8%	31.5%	3.5%
Less: tax-equivalent adjustment	1,335	1,450	1,555	(7.9)	(31.9)	(14.1)

Net interest income	100,205	92,706	96,521	8.1	32.5	3.8
Provision for credit losses	63,763	73,292	17,125	(13.0)	(52.3)	272.3
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	30,314	28,616	29,920	5.9	23.9	1.3
Gain (loss) on securities	1,876	396	(2,237)	n/m	n/m	n/m
Gain on Visa IPO share redemption	—	1,904	—	n/m	n/m	n/m

Non-operating noninterest income (loss)	1,876	2,300	(2,237)	n/m	n/m	n/m

Total noninterest income	32,190	30,916	27,683	4.1	16.6	16.3

Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	84,673	80,064	79,374	5.8	23.2	6.7
Goodwill impairment	—	188,431	—	n/m	n/m	n/m
Employment contract buyouts and severance	2,299	—	546	n/m	n/m	n/m
Branch acquisition and conversion costs	731	—	—	n/m	n/m	n/m
(Gain) loss on early extinguishment of debt	(83)	547	231	n/m	n/m	n/m
Visa-related litigation	—	(863)	—	n/m	n/m	n/m

Non-operating noninterest expenses	2,947	188,115	777	n/m	n/m	n/m

Total noninterest expenses	87,620	268,179	80,151	n/m	n/m	9.3

Income (loss) before income taxes	(18,988)	(217,849)	26,928	n/m	n/m	n/m
Income tax expense (benefit)	(8,056)	(16,557)	8,998	n/m	n/m	n/m

Net income (loss)	(10,932)	(201,292)	17,930	n/m	n/m	n/m
Preferred stock dividends (1)	5,833	—	—	n/m	n/m	n/m

Net income (loss) available to common shareholders	$(16,765)	$(201,292)	$17,930	n/m %	n/m %	n/m %

Earnings:
Operating earnings (loss)	$(10,262)	$(14,496)	$19,936	n/m %	n/m %	n/m %
Operating earnings (loss) available to common shareholders	(16,095)	(14,496)	19,936	n/m	n/m	n/m
Per common share data:
Basic earnings (loss)	$(0.23)	$(2.78)	$0.24	n/m %	n/m %	n/m %
Diluted earnings (loss)	(0.23)	(2.78)	0.24	n/m	n/m	n/m
Operating earnings (loss) available to common shareholders, diluted	(0.22)	(0.20)	0.27	n/m	n/m	n/m
Cash dividends declared per common share	0.01	0.19	0.18	(94.7)	n/m	(94.4)
Average common shares outstanding:
Basic	72,611,024	72,449,437	74,050,115	0.2%	0.9%	(1.9)%
Diluted (2)	72,611,024	72,449,437	74,397,091	0.2	0.9	(2.4)
PERFORMANCE RATIOS:
Total revenue: (3)
GAAP	$132,395	$123,622	$124,204	7.1%	28.5%	6.6%
Operating (4)	131,854	122,772	127,996	7.4	29.8	3.0
Return on average assets (5)	(0.32)%	(5.85)%	0.51%
Return on average common equity (6)	(4.97)	(51.73)	4.65
Return on average equity (5)	(2.94)	(51.73)	4.65
Net interest margin (tax-equivalent)	3.24	3.07	3.12
Efficiency ratios: (7)
GAAP	66.18	216.93	64.53
Cash operating (4)	63.01	63.86	60.34

(1)	This amount, which is based on a rate per annum of 10%, is prorated over the initial dividend period from the May 8, 2008 issuance date through July 31, 2008 using 30-day months.

(2)	For the three months ended June 30, 2008 and March 31, 2008, average diluted shares exclude preferred stock and outstanding equity awards since their effect would be antidilutive.

(3)	The sum of net interest income and noninterest income.

(4)

Total revenue and the cash efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(5)	Return on average assets and return on average equity are calculated as net income divided by either average assets or average total equity.

(6)	Return on average common equity is calculated as net income available to common shareholders divided by average common equity.

(7)	Calculated as noninterest expenses divided by the sum of net interest income and noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 2, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Six Months Ended

	6/30/08	6/30/07	% Change

EARNINGS SUMMARY
Net interest income (tax-equivalent)	$195,696	$194,255	0.7%
Less: tax-equivalent adjustment	2,785	3,196	(12.9)

Net interest income	192,911	191,059	1.0
Provision for credit losses	137,055	26,138	424.4
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	58,930	58,275	1.1
Gain (loss) on securities	2,272	(3,622)	n/m
Gain on Visa IPO share redemption	1,904	—	n/m

Non-operating noninterest income (loss)	4,176	(3,622)	n/m

Total noninterest income	63,106	54,653	15.5

Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	164,737	159,091	3.5
Goodwill impairment	188,431	—	n/m
Employment contract buyouts and severance	2,299	2,306	n/m
Branch acquisition and conversion costs	731	—	n/m
(Gain) loss on early extinguishment of debt	464	231	n/m
Visa-related litigation	(863)	—	n/m

Non-operating noninterest expenses	191,062	2,537	n/m

Total noninterest expenses	355,799	161,628	120.1

Income (loss) before income taxes	(236,837)	57,946	n/m
Income tax expense (benefit)	(24,613)	19,498	n/m

Net income (loss)	(212,224)	38,448	n/m
Preferred stock dividends (1)	5,833	—	n/m

Net income (loss) available to common shareholders	$(218,057)	$38,448	n/m %

Earnings:
Operating earnings (loss)	$(24,758)	$42,534	n/m %
Operating earnings (loss) available to common shareholders	(30,591)	42,534	n/m
Per common share data:
Basic earnings (loss)	$(3.01)	$0.52	n/m %
Diluted earnings (loss)	(3.01)	0.51	n/m
Operating earnings (loss) available to common shareholders, diluted	(0.42)	0.57	n/m
Cash dividends declared per common share	0.20	0.36	(44.4)
Average common shares outstanding:
Basic	72,530,399	74,390,456	(2.5)%
Diluted (2)	72,530,399	74,814,921	(3.1)

PERFORMANCE RATIOS:
Total revenue: (3)
GAAP	$256,017	$245,712	4.2%
Operating (4)	254,626	252,530	0.8
Return on average assets (5)	(3.08)%	0.55%
Return on average common equity (6)	(30.01)	5.01
Return on average equity (5)	(27.89)	5.01
Net interest margin (tax-equivalent)	3.16	3.10
Efficiency ratios: (7)
GAAP	138.97	65.78
Cash operating (4)	63.42	61.36

(1)	This amount, which is based on a rate per annum of 10%, is prorated over the initial dividend period from the May 8, 2008 issuance date through July 31, 2008 using 30-day months.

(2)	For the six months ended June 30, 2008, average diluted shares exclude preferred stock and outstanding equity awards since their effect would be antidilutive.

(3)	The sum of net interest income and noninterest income.

(4)

Total revenue and the cash efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(5)	Return on average assets and return on average equity are calculated as net income divided by either average assets or average total equity.

(6)	Return on average common equity is calculated as net income available to common shareholders divided by average common equity.

(7)	Calculated as noninterest expenses divided by the sum of net interest income and noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 3, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

				% Change 6/30/08 vs.

	6/30/08	3/31/08	6/30/07	3/31/08	3/31/08 Annualized	6/30/07

BALANCE SHEET DATA (Averages - Three Months Ended)
Total assets	$13,868,149	$13,844,905	$14,093,079	0.2%	0.7%	(1.6)%
Intangible assets	(487,440)	(675,250)	(682,584)	(27.8)	(111.9)	(28.6)

Tangible assets	13,380,709	13,169,655	13,410,495	1.6	6.4	(0.2)

Loans	10,458,571	10,235,518	9,984,137	2.2	8.8	4.8
Securities (1)	2,099,257	2,075,741	2,606,135	1.1	4.6	(19.4)
Total earning assets	12,578,084	12,319,975	12,596,648	2.1	8.4	(0.1)

Noninterest-bearing deposits	1,079,390	1,083,505	1,225,075	(0.4)	(1.5)	(11.9)
Total deposits (2)	9,534,806	9,477,561	9,829,552	0.6	2.4	(3.0)
Customer funding (3)	8,027,539	8,227,391	8,282,918	(2.4)	(9.8)	(3.1)
Wholesale borrowings (4)	4,159,954	3,857,881	4,031,773	7.8	31.5	3.2
Total funding	12,187,493	12,085,272	12,314,691	0.8	3.4	(1.0)

Preferred stock	137,783	—	—	n/m	n/m	n/m
Common equity	1,357,598	1,564,978	1,546,392	(13.3)	(53.3)	(12.2)

Shareholders’ equity	1,495,381	1,564,978	1,546,392	(4.4)	(17.9)	(3.3)
Intangible assets	(487,440)	(675,250)	(682,584)	(27.8)	(111.9)	(28.6)

Tangible equity	1,007,941	889,728	863,808	13.3	53.4	16.7

Loans/total earning assets	83.1%	83.1%	79.3%
Securities/total assets	15.1	15.0	18.5
Customer funding/total funding	65.9	68.1	67.3
Wholesale borrowings/total assets	30.0	27.9	28.6
Loans/customer funding	130.3	124.4	120.5

BALANCE SHEET DATA (Averages - Year to Date)
Total assets	$13,856,527	$13,844,905	$14,119,394			(1.9)%
Intangible assets	(581,345)	(675,250)	(683,600)			(15.0)

Tangible assets	13,275,182	13,169,655	13,435,794			(1.2)

Loans	10,347,045	10,235,518	9,899,046			4.5
Securities (1)	2,087,498	2,075,741	2,701,886			(22.7)
Total earning assets	12,449,029	12,319,975	12,608,280			(1.3)

Noninterest-bearing deposits	1,081,447	1,083,505	1,227,683			(11.9)
Total deposits (2)	9,506,183	9,477,561	9,734,797			(2.3)
Customer funding (3)	8,127,465	8,227,391	8,302,270			(2.1)
Wholesale borrowings (4)	4,008,918	3,857,881	4,036,461			(0.7)
Total funding	12,136,383	12,085,272	12,338,731			(1.6)
Preferred stock	68,892	—	—			n/m
Common equity	1,461,288	1,564,978	1,549,066			(5.7)

Shareholders’ equity	1,530,180	1,564,978	1,549,066			(1.2)
Intangible assets	(581,345)	(675,250)	(683,600)			(15.0)

Tangible equity	948,835	889,728	865,466			9.6

Loans/total earning assets	83.1%	83.1%	78.5%
Securities/total assets	15.1	15.0	19.1
Customer funding/total funding	67.0	68.1	67.3
Wholesale borrowings/total assets	28.9	27.9	28.6
Loans/customer funding	127.3	124.4	119.2

(1)	The average balances for investment securities exclude the unrealized loss recorded for available for sale securities.

(2)	Total deposits include brokered deposits.

(3)	Customer funding includes total deposits less brokered deposits plus customer sweep accounts.

(4)	Wholesale borrowings include borrowings less customer sweep accounts plus brokered deposits.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 4, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

				% Change 6/30/08 vs.

	6/30/08	3/31/08	6/30/07	3/31/08	3/31/08 Annualized	6/30/07

BALANCE SHEET DATA (Period End)
Loans held for investment	$10,475,731	$10,275,653	$10,029,228	1.9%	7.8%	4.5%
Allowance for loan losses	(191,727)	(174,420)	(125,545)	9.9	39.9	52.7
Allowance for credit losses	(193,825)	(177,016)	(126,721)	9.5	38.2	53.0
Securities	2,013,909	2,101,366	2,475,233	(4.2)	(16.7)	(18.6)
Intangible assets	487,886	488,093	681,483	—	(0.2)	(28.4)
Total assets	13,976,870	13,731,720	14,139,675	1.8	7.2	(1.2)
Noninterest-bearing deposits	1,107,115	1,108,623	1,244,834	(0.1)	(0.5)	(11.1)
Total deposits (1)	9,886,369	9,451,532	10,085,806	4.6	18.5	(2.0)
Customer funding (2)	8,032,661	8,206,777	8,348,935	(2.1)	(8.5)	(3.8)
Wholesale borrowings (3)	4,208,266	3,961,422	4,026,769	6.2	25.1	4.5
Total funding	12,240,927	12,168,199	12,375,704	0.6	2.4	(1.1)
Preferred stock	250,000	—	—	n/m	n/m	n/m
Common equity	1,309,202	1,378,321	1,518,187	(5.0)	(20.2)	(13.8)
Shareholders’ equity	1,559,202	1,378,321	1,518,187	13.1	52.8	2.7

CAPITAL RATIOS
Tier 1 risk-based capital	11.05%	9.33%	10.12%
Total risk-based capital	12.59	10.88	11.56
Leverage ratio	9.81	8.16	8.73
Tangible equity to tangible assets	7.94	6.72	6.22

SHARE DATA
Preferred shares outstanding	250,000	—	—	n/m %	n/m %	n/m %
Common shares outstanding	72,795,797	72,629,724	73,698,807	0.2	0.9	(1.2)
Common book value per common share (4)	$17.98	$18.98	$20.60	(5.3)	(21.2)	(12.7)
Common tangible book value per common share (4)	11.28	12.26	11.35	(8.0)	(32.1)	(0.6)
Market price per share of common stock	3.92	14.86	22.64	(73.6)	(296.1)	(82.7)
Market capitalization	285,360	1,079,278	1,668,541	(73.6)	(295.9)	(82.9)
Assuming preferred stock conversion: (5)
Common shares outstanding	111,257,335
Book value per common share	$14.01
Tangible book value per common share	9.63

OPERATIONS DATA
Branch offices	180	174	171	3.4%	13.9%	5.3%
ATMs	200	191	179	4.7	19.0	11.7
Employees (full-time equivalent)	2,572	2,485	2,467	3.5	14.1	4.3

(1)	Total deposits include brokered deposits.

(2)	Customer funding includes total deposits less brokered deposits plus customer sweep accounts.

(3)	Wholesale borrowings include borrowings less customer sweep accounts plus brokered deposits.

(4)

Common book value per common share is calculated as total shareholders’ equity less preferred stock divided by common shares outstanding. Common tangible book value per common share also excludes intangible assets.

(5)	As of June 30, 2008, assuming a $6.50 conversion price, the 250,000 shares of preferred stock are mandatorily convertible into approximately 38.5 million common shares by May 1, 2011.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 5, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

							% Change 6/30/08 vs.

							3/31/08
	6/30/08		3/31/08		6/30/07		3/31/08	Annualized	6/30/07

CREDIT QUALITY
Loans held for investment	$10,475,731		$10,275,653		$10,029,228		1.9%	7.8%	4.5%
Allowance for loan losses	(191,727)		(174,420)		(125,545)		9.9		52.7
Allowance for credit losses	(193,825)		(177,016)		(126,721)		9.5		53.0

Nonperforming loans	$220,151		$223,790		$41,527		(1.6)%		430.1%
Foreclosed property (other real estate owned and personal property repossessions)	21,780		8,227		4,028		164.7		440.7

Nonperforming assets	$241,931		$232,017		$45,555		4.3%		431.1%

Nonperforming loans as a % of loans held for investment	2.10%		2.18%		0.41%
Nonperforming assets as a % of loans held for investment and foreclosed property	2.30		2.26		0.45
Allowance for loan losses as a % of loans HFI	1.83		1.70		1.25
Allowance for credit losses as a % of loans HFI	1.85		1.72		1.26
Allowance for loan losses to nonperforming loans	0.87	x	0.78	x	3.02	x
Loans past due 90 days or more (mortgage and consumer with interest accruing)	$8,779		$9,588		$2,503				250.7%
Average loans held for investment:
Three months ended	10,435,248		10,221,424		9,947,636
Year to date	10,328,336		10,221,424		9,865,936
Net loan charge-offs:
Three months ended	46,954		24,971		5,226		88.0%	1.0	798.5%
Year to date	71,925		24,971		12,105				494.2
Net loan charge-offs as a % of average loans held for investment (annualized):
Three months ended	1.81%		0.98%		0.21%
Year to date	1.40		0.98		0.25

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 6, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 6/30/08 vs.

	6/30/08	3/31/08	6/30/07	3/31/08	3/31/08 Annualized	6/30/07

NONINTEREST INCOME
Customer fee income	$14,400	$13,636	$14,464	5.6%	22.5%	(0.4)%
Wealth management income	7,099	7,028	7,491	1.0	4.1	(5.2)
Mortgage banking income	1,858	1,485	1,877	25.1	101.0	(1.0)
Bank-owned life insurance	2,910	3,147	4,454	(7.5)	(30.3)	(34.7)
Merchant processing income, net	809	857	771	(5.6)	(22.5)	4.9
Gain (loss) on certain derivative activities	236	12	(1,497)	n/m	n/m	n/m
Other	3,002	2,451	2,360	22.5	90.4	27.2

Operating noninterest income (noninterest income, excluding non-operating items)	30,314	28,616	29,920	5.9	23.9	1.3
Non-operating noninterest income (loss)	1,876	2,300	(2,237)	n/m	n/m	n/m

Total noninterest income	$32,190	$30,916	$27,683	4.1%	16.6%	16.3%

NONINTEREST EXPENSES
Personnel expense	$45,249	$44,151	$43,503	2.5%	10.0%	4.0%
Occupancy	8,972	8,623	8,545	4.0	16.3	5.0
Furniture and equipment	6,733	6,383	6,486	5.5	22.1	3.8
Professional services	3,579	3,527	4,914	1.5	5.9	(27.2)
Advertising and business development	2,731	2,471	1,973	10.5	42.3	38.4
Telecommunications	1,476	1,423	1,418	3.7	15.0	4.1
Amortization of intangibles	1,589	1,658	2,136	(4.2)	(16.7)	(25.6)
Regulatory assessments	2,374	2,077	436	14.3	57.5	444.5
Loan collection and monitoring	2,167	970	460	123.4	496.3	371.1
Other	9,803	8,781	9,503	11.6	46.8	3.2

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	84,673	80,064	79,374	5.8	23.2	6.7
Non-operating noninterest expenses	2,947	188,115	777	n/m	n/m	n/m

Total noninterest expenses	$87,620	$268,179	$80,151	n/m %	n/m %	9.3%

	Six Months Ended

	6/30/08	6/30/07	% Change

NONINTEREST INCOME
Customer fee income	$28,036	$27,935	0.4%
Wealth management income	14,127	14,838	(4.8)
Mortgage banking income	3,343	3,946	(15.3)
Bank-owned life insurance	6,057	7,305	(17.1)
Merchant processing income, net	1,666	1,506	10.6
Gain (loss) on certain derivative activities	248	(1,400)	n/m
Other	5,453	4,145	31.6

Operating noninterest income (noninterest income, excluding non-operating items)	58,930	58,275	1.1
Non-operating noninterest income (loss)	4,176	(3,622)	n/m

Total noninterest income	$63,106	$54,653	15.5%

NONINTEREST EXPENSES
Personnel expense	$89,400	$88,334	1.2%
Occupancy	17,595	17,153	2.6
Furniture and equipment	13,116	12,948	1.3
Professional services	7,106	9,017	(21.2)
Advertising and business development	5,202	3,904	33.2
Telecommunications	2,899	2,811	3.1
Amortization of intangibles	3,247	4,137	(21.5)
Regulatory assessments	4,451	864	415.2
Loan collection and monitoring	3,137	1,179	166.1
Other	18,584	18,744	(0.9)

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	164,737	159,091	3.5
Non-operating noninterest expenses	191,062	2,537	n/m

Total noninterest expenses	$355,799	$161,628	120.1%

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 7, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended

	6/30/08	3/31/08	6/30/07

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME (LOSS), AS REPORTED (GAAP)	$(10,932)	$(201,292)	$17,930
Add: Income tax expense (benefit)	(8,056)	(16,557)	8,998

Income (loss) before income taxes	(18,988)	(217,849)	26,928
Non-operating items:
(Gain) loss on securities	(1,876)	(396)	2,237
Gain on Visa IPO share redemption	—	(1,904)	—
Goodwill impairment	—	188,431	—
Employment contract buyouts and severance	2,299	—	546
Branch acquisition and conversion costs	731	—	—
(Gain) loss on early extinguishment of debt	(83)	547	231
Visa-related litigation	—	(863)	—

PRE-TAX OPERATING EARNINGS (LOSS) (income (loss) before taxes, excluding non-operating items)	(17,917)	(32,034)	29,942
Add: Provision for credit losses	63,763	73,292	17,125

PRE-TAX, PRE-PROVISION OPERATING EARNINGS (income (loss) before taxes and provision, excluding non-operating items)	45,846	41,258	47,067
Less: Provision for credit losses	(63,763)	(73,292)	(17,125)
Related income tax expense (benefit)	(7,655)	(17,538)	10,006

OPERATING EARNINGS (LOSS) (net income (loss), exluding non-operating items)	(10,262)	(14,496)	19,936
Preferred stock dividends	(5,833)	—	—

OPERATING EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS (net income (loss) less preferred dividends, excluding non-operating items)	(16,095)	(14,496)	19,936
Add: Amortization of intangibles, net of income tax	993	1,036	1,422

CASH OPERATING EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS (net income (loss) less preferred dividends, excluding non-operating items and amortization of intangibles)	$(15,102)	$(13,460)	$21,358

		Six Months Ended

		6/30/08	6/30/07

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME (LOSS), AS REPORTED (GAAP)		$(212,224)	$38,448
Add: Income tax expense (benefit)		(24,613)	19,498

Income (loss) before income taxes		(236,837)	57,946
Non-operating items:
(Gain) loss on securities		(2,272)	3,622
Gain on Visa IPO share redemption		(1,904)	—
Goodwill impairment		188,431	—
Employment contract buyouts and severance		2,299	2,306
Branch acquisition and conversion costs		731	—
Loss on early extinguishment of debt		464	231
Visa-related litigation		(863)	—

PRE-TAX OPERATING EARNINGS (LOSS) (income (loss) before taxes, excluding non-operating items)		(49,951)	64,105
Add: Provision for credit losses		137,055	26,138

PRE-TAX, PRE-PROVISION OPERATING EARNINGS (income (loss) before taxes and provision, excluding non-operating items)		87,104	90,243
Less: Provision for credit losses		(137,055)	(26,138)
Related income tax expense (benefit)		(25,193)	21,571

OPERATING EARNINGS (LOSS) (net income (loss), excluding non-operating items)		(24,758)	42,534
Preferred stock dividends		(5,833)	—

OPERATING EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS (net income (loss) less preferred dividends, excluding non-operating items)		(30,591)	42,534
Add: Amortization of intangibles, net of income tax		2,029	2,746

CASH OPERATING EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS (net income (loss) less preferred dividends, excluding non-operating items and amortization of intangibles)		$(28,562)	$45,280

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.